UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☑    Definitive Information Statement

TECOGEN INC.
(Name of Registrant as Specified in its Charter)

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APRIL 15, 2013

INFORMATION STATEMENT

INFORMATION STATEMENT REGARDING ACTION TAKEN BY WRITTEN
CONSENT OF MAJORITY SHAREHOLDERS TO EFFECT A REVERSE STOCK SPLIT

FILED PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is furnished to holders of the Common Stock of Tecogen Inc. (the “Company”) of record at the close of business on the date preceding the date hereof in connection with an amendment (the “Amendment”) to our certificate of incorporation to effectuate a reverse stock split of our Common Stock at a ratio of one-to-four (the “Reverse Stock Split”). We are sending you this Information Statement to inform you that our board of directors and the holders of a majority of our outstanding shares of Common Stock have approved these actions. This Information Statement was prepared by our management.

On April 15, 2013, the Company's board of directors unanimously declared the advisability of, and recommended that the stockholders adopt, the Reverse Stock Split pursuant to the Amendment and directed that the approval of the Company's stockholders be sought. On that date, the holders of a majority of the Company's outstanding shares of Common Stock executed a written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”) approving and adopting the Reverse Stock Split. This notice is being sent to you for information purposes only pursuant to the requirements of Section 228 of the DGCL, and does not require any action on your part. We are not asking you for a proxy because the Amendment has already been approved in accordance with Delaware law. This procedure was used in order to eliminate the costs and management time required to hold a special meeting of stockholders and to implement the Reverse Stock Split in a timely manner. Please review this Information Statement carefully.
The Reverse Stock Split will be effected through the Amendment, which will be filed with the Delaware Secretary of State as soon as possible under applicable statutes (the “Effective Date”). Pursuant to the regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Amendment may not be effected until at least 20 calendar days after this Information Statement is sent or given to the stockholders of the Company.
As of the record date, the Company had 54,447,854 shares of Common Stock issued and outstanding. The Common Stock constitutes the Company's only outstanding class of capital stock. The holders of 27,223,928 shares of the issued and outstanding Common Stock, representing approximately 50.0% of the votes entitled to be cast with regard to the Amendment, approved the Amendment by written consent.
We will bear the expenses relating to this Information Statement, including expenses in connection with preparing and mailing this Information Statement and any documents that now accompany or may in the future supplement it. No additional consideration has been or will be paid to any officer, director or employee of the Company in connection with the Reverse Stock Split or the preparation and dissemination of this Information Statement and the accompanying materials. We contemplate that brokerage houses, custodians, nominees and fiduciaries will forward this Information Statement to the beneficial owners of our Common Stock held of record by these persons, and we will reimburse them for their reasonable expenses incurred in this process.

Only one Information Statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a shareholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices to the address above (Attention: Chief Financial Officer), stating your name, your shared address, and the address to which we should direct the additional copy of the Information Statement, or by calling our principal executive offices at (781) 466-6440. If multiple shareholders sharing an address have received one copy of this Information Statement and would prefer us to mail each shareholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.
NO DISSENTERS' RIGHT OF APPRAISAL
Under Delaware law and our certificate of incorporation and bylaws, no shareholder has any right to dissent to the Reverse Stock Split, and no shareholder is entitled to appraisal of or payment for their shares of our Common Stock.
THE REVERSE SPLIT
The Reverse Stock Split is at a split ratio of one-to-four, whereby record owners of the Company's Common Stock as of the close of business on the Effective Date, shall, after the Effective Date, own one share of Common Stock for every four shares held immediately prior to the Effective Date. The Reverse Stock Split will become effective as of the close of business on the Effective Date. The par value of the Common Stock will not be changed and will be fully paid and non-assessable.
EXCHANGE OF STOCK CERTIFICATES
The Company's Secretary will act as the exchange agent (the “Exchange Agent”) in connection with the Reverse Stock Split. You may contact the Secretary at Tecogen Inc., 45 First Avenue, Waltham, MA 02451, phone (781) 466-6440. The principal effect of the Reverse Stock Split will be to decrease the number of outstanding shares of our Common Stock from approximately 54,447,854 shares to approximately 13,611,974 shares, based on the number of shares outstanding on April 15, 2013. As of that date, we had approximately 110 holders of record of our Common Stock. We do not expect that the Reverse Stock Split will result in a substantial reduction in the number of record holders.
The total number of shares of Common Stock each stockholder holds will be reclassified automatically into the number of shares equal to the number of shares each stockholder held immediately before the Reverse Stock Split divided by four. As of the close of business on the Effective Date, each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Stock Split (“Old Common Stock”) will be deemed, automatically and without any action on the part of individual stockholders, to represent one-fourth the number of shares of Common Stock on its face after the Reverse Stock Split, with any fractional shares rounded up to the nearest whole share (“New Common Stock”), as set forth in the Amendment. Each stockholder will be able (but not required) to obtain a New Common Stock certificate evidencing its post-reverse-split shares only by sending to the Company's Secretary its Old Common Stock certificate(s), together with written instructions and such evidence of ownership of the shares or other documentation as we may require. Stockholders will not receive certificates for New Common Stock unless and until their Old Common Stock certificates are surrendered together with the required documentation.
Stockholders whose shares are held in brokerage accounts or in a street name need not submit Old Common Stock certificates for exchange as those shares will automatically reflect the new share amount based on the Reverse Stock Split. Any stockholder whose Old Common Stock certificate has been lost, destroyed or stolen will be entitled to issuance of a New Common Stock certificate upon compliance with such requirements as the Company and the Exchange Agent customarily apply in connection with lost, stolen or destroyed certificates.
PURPOSES OF THE REVERSE SPLIT
The Company believes that the Reverse Stock Split will facilitate the listing of our Common Stock on a securities exchange in the future and should also enhance the acceptability of the Common Stock by institutional investors, the financial community and the investing public by increasing the trading price over what it would have been without the Reverse Stock

Split. There can be no assurance, however, that our Common Stock will be listed on a securities exchange or that any or all of these effects will occur.
PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT
The Reverse Stock Split will not affect any stockholder's proportionate equity interest in the Company, except for negligible amounts resulting from the rounding up of fractional shares to the nearest whole share to avoid the issuance of fractional shares. The Reverse Stock Split will not affect the Company's total stockholder equity. All share and per share financial information would be retroactively adjusted following the Effective Date to reflect the Reverse Stock Split for all periods presented in future filings.
After the Reverse Stock Split, the Company's authorized but unissued Common Stock will be approximately 86,388,026 shares of Common Stock, which will be available for future issuance by the board of directors without further action.
FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT
The Company will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. The Company, however, believes that because the Reverse Stock Split is not part of a plan to increase any stockholder's proportionate interest in the assets or earnings and profits of the Company, the Reverse Stock Split will have, among others, the following material federal income tax effects:

1.
A stockholder will not recognize gain or loss on the exchange of Old Common Stock for New Common Stock. In the aggregate, the stockholder's basis in shares of New Common Stock (including any fractional share deemed received) will equal his or her basis in shares of Old Common Stock.

2.	A stockholder's holding period for tax purposes for shares of New Common Stock will be the same as the holding period for tax purposes of the shares of Old Common Stock exchanged therefor.

3.
The Reverse Stock Split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, or will otherwise qualify for general non-recognition treatment, and the Company will not recognize any gain or loss as a result of the Reverse Stock Split.

The above summary does not discuss any state, local, foreign or other tax consequences. The summary is for general information only and does not discuss consequences which may apply to special classes of taxpayers. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.
ACCORDINGLY, STOCKHOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of April 15, 2013, certain information with respect to the beneficial ownership of the Company's Common Stock by (1) any person including any “group” as set forth in Section 13(d)(3) of the Exchange Act, known by us to be the beneficial owner of more than 5% of our Common Stock, (2) each director, (3) each of our executive officers and (4) all of our current directors and executive officers as a group. The percentages in the following table are based on 54,447,854 shares of Common Stock issued and outstanding as of April 15, 2013.

Name and address of beneficial owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class
5% Stockholders:
John N. Hatsopoulos (2)	14,875,350	27.3%
George N. Hatsopoulos (3)	14,206,077	26.0%
RBC Cees Nominees Limited (4)	3,616,418	6.6%
Joseph J. Ritchie (5)	3,586,449	6.6%

Directors and Officers:
John N. Hatsopoulos (2)	14,875,350	27.3%
George N. Hatsopoulos (3)	14,206,077	26.0%
Robert A. Panora (6)	778,400	1.4%
Bonnie J. Brown (7)	350,000	0.6%
Charles T. Maxwell (8)	325,000	0.6%
Angelina M. Galiteva (9)	225,000	0.4%
Ahmed F. Ghoniem (10)	125,000	0.2%
Joseph E. Aoun	—	—%
All executive officers and directors as a group (8 persons)	30,884,827	56.6%

1.	The address of the directors and officers listed in the table above is: c/o Tecogen Inc., 45 First Avenue, Waltham, Massachusetts 02451.

2.
Includes:(a) 8,540,838 shares of Common Stock held by J&P Enterprises LLC for the benefit of: (1) John N. Hatsopoulos and (2) Patricia L. Hatsopoulos. John N. Hatsopoulos is the Executive Member of J&P Enterprises LLC and has voting and investment power; (b) 2,375,077 shares of Common Stock held by John N. Hatsopoulos and his wife, Patricia L. Hatsopoulos, as joint tenants with rights of survivorship, each of whom share voting and investment power; and (c) 3,959,435 shares of Common Stock held by The John N. Hatsopoulos Family Trust 2007 for the benefit of: (1) Patricia L. Hatsopoulos, (2) Alexander J. Hatsopoulos, and (3) Nia Marie Hatsopoulos, for which Dr. George N. Hatsopoulos and Ms. Patricia L. Hatsopoulos are the trustees.

3.
Includes: (a) 5,968,504 shares of Common Stock, directly held by Dr. George N. Hatsopoulos; (b) 7,934,350 shares of Common Stock; held by Dr. Hatsopoulos and his wife, Daphne Hatsopoulos, as joint tenants, each of whom share voting and investment power; and (c) 303,223 shares of Common Stock issuable upon conversion of $90,967 principal amount of 6% convertible debentures. This amount does not include 2,272,391 shares held in the 1994 Hatsopoulos Family Trust for the benefit of Dr. and Mrs. Hatsopoulos' adult children, for whom Ms. Daphne Hatsopoulos and Mr. Gordon Erhlich are the trustees. Dr. Hatsopoulos disclaims beneficial ownership of the shares held by this trust.

4.
Includes 3,616,418 shares of Common Stock purchased in August 2010 and November 2011 held by RBC cees Nominees Ltd. The address of RBC cees Nominees Ltd. is 19-21 Broad Street, St. Hellier, Jersey JE1 3PB, Channel Islands.

5.	Includes 3,586,449 shares of Common Stock, directly held by Mr. Ritchie. The address of Mr. Ritchie is 2100 Enterprise Avenue, Geneva, IL 60134.

6.	Includes: (a) 653,400 shares of Common Stock, directly held by Mr. Panora, and (b) options to purchase 125,000 shares of Common Stock exercisable within 60 days of the date of April 15, 2013.

7.	Includes: (a) 50,000 shares of Common Stock, and (b) options to purchase 300,000 shares of Common Stock exercisable within 60 days of the date of April 15, 2013.

8.	Includes: (a) 300,000 shares of Common Stock, directly held by Mr. Maxwell, and (b) options to purchase 25,000 shares of Common Stock exercisable within 60 days of the date of April 15, 2013.

9.	Includes: (a) 100,000 shares of Common Stock, and (b) options to purchase 125,000 shares of Common Stock exercisable within 60 days of the date of April 15, 2013.

10.	Includes: (a) 100,000 shares of Common Stock, and (b) options to purchase 25,000 shares of Common Stock exercisable within 60 days of the date of April 15, 2013.
INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
Except in their capacity as shareholders (which interest does not differ from that of the other common shareholders), none of our officers, directors, or any of their respective affiliates has any separate interest in the Reverse Stock Split.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information and reporting requirements of the Exchange Act, and in accordance therewith, we file periodic reports, documents and other information with the Securities and Exchange Commission (the "SEC"), relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC's website at http://www.sec.gov.

FORWARD LOOKING STATEMENTS
This Information Statement and other reports that the Company files with the SEC contain forward-looking statements about the Company's business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, the Company has no duty to publicly release information that updates the forward looking statements contained in this Information Statement. An investment in the Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in future SEC filings.
By order of the Board of Directors,

/s/ Bonnie J. Brown
Bonnie J. Brown
Chief Financial Officer

Exhibit A
CERTIFICATE OF AMENDMENT OF THE
CERTIFICATE OF INCORPORATION
OF
TECOGEN INC.
The undersigned, Bonnie J. Brown, as the Chief Financial Officer of Tecogen Inc., hereby certifies that:

1.	She is the duly appointed Chief Financial Officer of Tecogen Inc., a Delaware corporation (the “Corporation”).

2.	The original Certificate of Incorporation of the Corporation (formerly known as Tecogen Acquisition Inc.) (the “Corporation”) was originally filed on September 15, 2000.

3.
Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment (the “Certificate of Amendment”) to the Certificate of Incorporation, as amended and restated, further amends and restates certain provisions of thereof.

4.
The terms and provisions of this Certificate of Amendment have been duly approved by written consent of the required number of shares of outstanding stock of the Corporation pursuant to Subsection 228(a) of the General Corporation Law of the State of Delaware and proper notice given in accordance with such section.

and does hereby certify that:

Section 4 of the Certificate of Incorporation of the Corporation is hereby amended by adding the following two paragraphs as the first two paragraphs of Section 4, with all other provisions remaining unchanged:

“At the initial date and time of the effectiveness of this Certificate of Amendment (the “Reverse Stock Split Effective Time”), the following recapitalization (the “Reverse Stock Split”) shall occur: each four shares of Common Stock of the Corporation issued and outstanding immediately prior to the Reverse Stock Split Effective Time shall be exchanged and combined into one share of Common Stock.
The Reverse Stock Split will be effected on a certificate-by-certificate basis, and any fractional shares resulting from such combination shall be rounded up to the nearest whole share on a certificate-by-certificate basis. The Reverse Stock Split shall occur automatically without any further action by the holders of the shares of Common Stock (as defined below) affected thereby.”
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on May 15, 2013.

By order of the Board of Directors,

/s/ Bonnie J. Brown
Bonnie J. Brown
Chief Financial Officer